UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2006

Gottschalks Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-09100	77-0159791
(Commission File Number)	(I.R.S. Employer Identification Number)

7 River Park Place East
Fresno, California    93720
(Address of principal executive offices including zip code)

(559) 434-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In accordance with the New York Stock Exchange standard 303A.03 to empower non-management directors to serve as a more effective check on management, the non-management directors of each listed company must meet at regularly scheduled executive sessions without management.

The Company complies with this standard as the six independent, non-management directors meet regularly without management present. The Chairman of the Governance/Nominating Committee, Mr. James L. Czech presides over the meeting and establishes the agenda. All correspondence or communication received by the Company which are intended for the independent directors are provided to the Internal Audit Department which reports to the Audit Committee. This Committee is comprised of independent directors. The Internal Audit Department forwards such contact information to the independent directors for their review.

Any shareholder who wishes to communicate with the Board of Directors should direct their correspondence addressed to the Board or an individual Board member, to the office of the Internal Audit, Gottschalks Inc., 7 River Park Place East, Fresno, CA., 93720. Such shareholder communication will be directed to the intended Director or Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gottschalks Inc. (Registrant)

March 15, 2006	By: /s/ James R. Famalette James R. Famalette President and Chief Executive Officer

March 15, 2006	By: /s/ J. Gregory Ambro J. Gregory Ambro Chief Financial Officer